REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Shareholders of
Miller Convertible Fund and the
Board of Trustees of Miller Investment Trust


We have audited the accompanying statement of assets and liabilities of Miller Convertible Fund,a series of Miller Investment Trust, including the schedule of investments, as of October 31, 2009, the related statement of operations for the year then ended, and the statement of changes in net assets and the financial highlights for the year then ended and the period December 21, 2007
(commencement of operations) to October 31, 2008. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public
Company Accounting Oversight Board (United States).   Those standards
require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting.
Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the
financial statements.   Our procedures included confirmation of securities
owned as of October 31, 2009, by correspondence with the custodian.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall
financial statement presentation.   We believe that our audits provide a
reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Miller Convertible Fund as of October 31, 2009, the results of its operations for the year then ended, and the statement of changes in its net assets and the financial highlights for the year then ended and the period December 21, 2007 to October 31, 2008, in conformity with accounting principles generally accepted in the United States of America.





					TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
December 31, 2009